UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2008

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On December 15, 2008, Everbright Development Overseas Securities Ltd. ("Everbright"), a British Virgin Islands corporation, terminated an Investment Agreement (the "Investment Agreement"), dated as of November 20, 2008, by and between Gottschalks Inc. (the "Company") and Everbright, as amended by a side letter thereto, dated as of the date thereof, by and between the Company and Everbright. The Investment Agreement provided for up to a $30 million investment in the Company by Everbright, as well as a strategic business partnership with Everbright to establish direct sourcing and consignment product sales by the Company. Under the terms of the Investment Agreement, the Company would also have received all of the issued and outstanding capital stock, trademarks, patents and licenses of Everbright Asia Limited ("Everbright Asia"), a British Virgin Islands corporation, and would have established a new wholesale business from which the Company would have received all profits.

Everbright exercised its right to terminate the Investment Agreement pursuant to a limited due diligence review period, which expired on December 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOTTSCHALKS INC.

December 18, 2008	By: Name: Title:	/s/ J. Gregory Ambro J. Gregory Ambro Chief Operating Officer